Exhibit 10.39

colorado housing and finance authority

CONSTRUCTION AND PERMANENT LOAN COMMITMENT
financing the places where
people live and work
January 16, 2008

Ashutosh Misra
Ascent Solar Technologies, Inc.
1981 Blake Street	8120 Shaffer Parkway
Littleton, CO 80127
Denver, Colorado 80202
Re: Construction and Permanent Loans to Ascent Solar Technologies, Inc.

Dear Mr. Misra:

The Colorado Housing and Finance Authority (the “Authority”) hereby notifies you of the Authority’s approval of your request for a short term construction loan (the “Construction Loan”) to finance the acquisition and renovation of a commercial facility located at 12300 Grant Street, Thornton, Colorado, 80241 (the “Project”) and a long term permanent loan (the “Permanent Loan”) to finance the Project after the renovations are completed, subject to the following terms and conditions:

303.297.chfa (2432)
1. Borrower. Ascent Solar Technologies, Inc., a Delaware corporation.
800.877.chfa (2432)
toll free

2.             Loan Amounts.  The Construction Loan shall be disbursed in increments up to an amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000). The Permanent Loan shall equal the amount disbursed under the Construction Loan.

303.297.7305
tdd	3. Interest Rates. Six and Sixty One-hundredths percent (6.60%) per annum fixed for both loans.

4.             Loan Terms.  The maturity date of the Construction Loan will be December 1, 2008. The maturity date of the Permanent Loan will be Twenty (20) years after the commencement of the term of the Construction Loan.

www.chfainfo.com

5.          Repayment.  The Construction Loan shall be paid in monthly installments of interest only based on the amount of principal disbursed. The Permanent Loan shall be paid in monthly installments of principal and interest sufficient to amortize the Loan over its term.

6.          Loan Fees.  A non-refundable commitment fee equal to 1% of the principal amount of the Construction Loan (the “Commitment Fee”), payable to the Authority upon acceptance of this Commitment. The Borrower also shall pay the Authority’s third party costs, including title insurance premiums, appraisal fees, survey fees, title company’s closing and disbursement fees, environmental search charges, recording costs, and attorneys fees and costs, as applicable (the “Closing Costs”).

7.          Commitment Expiration Dates.  This commitment shall expire as to the Construction Loan on March 15, 2008. This commitment shall expire as to the Permanent Loan on December 15, 2008.

8.          Security.  The Construction Loan and Permanent Loan shall be secured by the following, all in form and substance satisfactory to the Authority, and by such other arrangements as the Authority reasonably may require:

a.          A first deed of trust encumbering the land, improvements and fixtures comprising the Project.

Borrower, by execution of this Commitment, authorizes the Authority to file a financing statement evidencing the Authority’s security interest in the personal property and fixtures comprising the Project prior to the Loan closing and prior to Borrower’s execution of a Security Agreement with respect to such personal property.

9.          Reimbursement of Rate Lock Costs. If for any reason (a) the Construction Loan is prepaid prior to maturity; (b) the conditions to closing the Permanent Loan are not satisfied by Borrower prior to the Commitment Expiration Date therefor; or (c) the amount of the Permanent Loan is reduced below the principal amount of $6,750,000 pursuant to the terms of this Commitment, the Borrower shall pay the Authority an amount equal to the actual costs incurred by the Authority to cancel all or a portion of the financial instruments purchased by the Authority in order to lock in the interest rate on the Permanent Loan up to the amount of $6,750,000 for the benefit of the Borrower.

10.        Prepayment of Permanent Loan.  The Permanent Loan may not be prepaid in whole or in part during the first seven (7) loan years. Notwithstanding the foregoing, if the Permanent Loan is prepaid for any reason a “yield maintenance” prepayment premium shall be due to the Authority. No prepayment fee shall be due after the end of the seventh (7th) loan year.

11.        Documents.  The Authority will prepare the closing documents and coordinate the closing with Borrower as follows. Exhibit A to this commitment lists all applicable documents that: (i) must be provided by the Borrower to the Authority prior to closing of each loan (the “Pre-closing Documents”); and (ii) must be signed and delivered by the Borrower to the Authority at closing of each loan (the “Closing Documents”). The Pre-Closing Documents must be delivered to the Authority by the Borrower in form satisfactory to the Authority.

When the Pre-Closing Documents have been received and approved by the Authority, the Authority will prepare the Closing Documents for review by the Borrower and schedule a closing date, which will be no sooner than seven (7) business days after receipt of complete and satisfactory Pre-Closing Documents and satisfaction of all closing conditions to be completed prior to Closing.

12.        Closing.  As a condition precedent to the closing of the Construction Loan and Permanent Loan, the conditions of paragraphs 13 and 14 below, respectively, shall have been met and each of the applicable Closing Documents listed in Exhibit A, in form and substance satisfactory to the Authority, shall be executed and delivered to the Authority. In addition, at the closing of each loan, the Borrower shall pay Closing Costs by certified or cashier’s check. The Authority reserves the right at all times to decline to close the Construction Loan and Permanent Loan if the Authority determines, in its sole judgment, that the Borrower or the Loan does  not strictly conform to the requirements of this Commitment, the Authority’s  Business Finance Credit Policy (the “Policy”), and the Authority’s Direct Loan Program Guidelines (the “Guidelines”).

The Closing Documents shall include, without limitation the following provisions:

a.          Each loan shall bear interest after default at a rate equal to four percent (4%) per annum above the Interest Rate stated above.

b.          A late charge will be assessed on all monthly installments of principal and interest on the Loan which are paid more than fifteen (15) days late equal to five (5%) percent of such late installment.

c.          Borrower shall provide the Authority copies of the annual financial statements (balance sheet and income statement) filed by it with the United States Securities and Exchange Commission and copies of federal income tax returns annually to the Authority which financials shall show in sufficient detail the revenues and expenses related to the operations of Borrower’s business enterprise. In the event of any default under the Loan, the Authority may require that the Borrower provide audited financial statements. The Authority shall file such annual financial statements, and Borrower shall promptly provide to the Authority for filing such additional financial information and operating data and shall execute such continuing disclosure undertaking within ten (10) business days after a request by the Authority, as is deemed necessary for the Authority to comply with Rule 15c2-12 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934 or as is deemed desirable by the Authority in its sole discretion.

d.          The Borrower must occupy a minimum of fifty-one percent (51%) of the Project.

13.        Construction Loan Conditions.  The closing of the Construction Loan shall be subject to the provisions of the Colorado Housing and Finance Authority Act (the “Act”), the Policy, the Guidelines, and to the following conditions:

a.          Approval by the Authority of the preliminary budget and plans and specifications for the proposed renovations to be done to the building comprising a portion of the Project.

b.          The Construction Loan shall be disbursed pursuant to a Construction Loan Agreement between the Authority and Borrower and a Disbursement Agreement between the Authority, Borrower and title company insuring the Construction Loan, both in form and substance satisfactory to the Authority. The Construction Loan Agreement will provide, among other things, that before any disbursements are made from the Construction Loan other than for the acquisition of the Project at Closing and prior to the commencement of any renovation work on the Project, the Authority shall have approved the final budget and completion schedule, schedule of values, plans and specifications, all governmental permits and approvals, and the general contractor’s and principal subcontractor’s contracts relating to the renovation work. The contracts with Borrower’s general contractor and principal subcontractor’s shall contain a one-year warranty of all work and against latent defects. In addition, the contracts with the

Borrower’s architect, general contractor and principal subcontractor’s shall be collaterally assigned to the Authority.

c.          Evidence satisfactory to the Authority that the total projected “as completed” costs of the Project will be at least $8,823,500 and that fifteen percent (15%) of such amount, being the required Borrower’s equity, has been expended by Borrower at Closing for acquisition of the Project.

d.          An “as is” appraisal of the real property securing the Construction Loan satisfactory to the Authority showing that the ratio of the first disbursement to be made under the Construction Loan at closing for the acquisition of the Project to the lesser of cost or “as is” appraised value does not exceed eighty-five percent (85%). Prior to the commencement of any renovation work on the Project and further disbursements under the Construction Loan, the Authority shall receive an “as completed” appraisal of the real property securing the Construction Loan satisfactory to the Authority showing that the ratio of the entire Construction Loan amount to the lesser of cost or “as completed” appraised value does not exceed eighty-five percent (85%).

e.          Evidence satisfactory to the Authority that the Project is and will be in compliance with applicable zoning, planning and land use laws and regulations.

f.           Evidence satisfactory to the Authority that the Borrower and the Project are and will be in compliance with applicable environmental laws, regulations, permits, orders or other environmental requirements and that the real and personal property comprising the Project do not contain hazardous wastes or other adverse environmental conditions.

g.          All representations made by or on behalf of Borrower to the Authority in connection with the Application shall be true and correct as of the date of funding of the Loan.

h.          As of the date of funding of the Construction Loan, no change shall have occurred in the financial condition of the Borrower or in any other aspect of the financing proposal of which the Loan is a part which, in the judgment of the Authority, materially adversely affects the Borrower’s ability to repay the Loan or makes unreasonable or unreliable any of the financing assumptions upon which such repayment is predicated.

i.           No litigation shall be pending or threatened calling into question or which, if adversely determined, would affect (i) the creation, organization or existence of the Borrower, (ii) the validity of the Construction Loan documents or (iii) the authority of the Borrower to grant a mortgage on the Project’s real property or a security interest in the Project’s personal property or to make or perform the Loan documents. No proceedings shall be pending or threatened against or affecting the Borrower which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower, nor shall the Borrower be in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

j.           Such other conditions as the Authority may deem necessary or prudent to assure repayment of the Loan or compliance with the Act, the Policy or the Guidelines.

14.        Permanent Loan Conditions.  Closing of the Permanent Loan shall be subject to the provisions of the Colorado Housing and Finance Authority Act (the “Act”), the Policy, the Guidelines, and to the following conditions:

a.          Completion of the renovations to the Project free and clear of mechanics’ liens and claims which could give rise to such liens, and issuance of a certificate of occupancy and/or other applicable governmental approval with respect thereto. A temporary certificate of occupancy may be acceptable in lieu of a certificate of occupancy in the sole discretion of the Authority.

b.          Evidence satisfactory to the Authority that the total actual costs of the Project are at least $8,823,500 and that fifteen percent (15%) of such amount, being the required Borrower’s equity, has been expended by Borrower.

c.          Evidence satisfactory to the Authority that the Project will be in compliance with applicable zoning, planning and land use laws and regulations.

d.          Evidence satisfactory to the Authority that the Borrower and the Project are and will be in compliance with applicable environmental laws, regulations, permits, orders or other environmental requirements and that the real and personal property comprising the Project do not contain hazardous wastes or other adverse environmental conditions.

e.          All representations made by or on behalf of Borrower to the Authority in connection with the Application shall be true and correct as of the date of funding of the Loan.

f.           As of the date of funding of the Permanent Loan, no change shall have occurred in the financial condition of the Borrower or in any other aspect of the financing proposal of which the Permanent Loan is a part which, in the judgment of the Authority, materially adversely affects the Borrower’s ability to repay the Permanent Loan or makes unreasonable or unreliable any of the financing assumptions upon which such repayment is predicated.

h.          No litigation shall be pending or threatened calling into question or which, if adversely determined, would affect (i) the creation, organization or existence of the Borrower, (ii) the validity of the Permanent Loan documents or (iii) the authority of the Borrower to grant a mortgage on the Project’s real property or a security interest in the Project’s personal property or to make or perform the Loan documents. No proceedings shall be pending or threatened against or affecting the Borrower which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower, nor shall the Borrower be in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

i.           Such other conditions as the Authority may deem necessary or prudent to assure repayment of the Loan or compliance with the Act, the Policy or the Guidelines.

15.        Assignment.  This Commitment shall not be assignable or transferable without the prior written consent of the Authority.

16.        Environmental.  The Authority will order a Phase I Environmental to assist it in making a determination of environmental risks in connection with this Project.

17.        Survey.  The Authority will order a survey as provided in Exhibit A to assist it in due diligence in connection with this Project. Borrower will be provided with a copy of the survey.

18.        Reliance by Borrower and Third Parties.  This Commitment is not intended to benefit any person or entity other than the Borrower and no other person or entity may rely on the terms hereof. Further, the Borrower acknowledges and agrees that (a) any survey, environmental report, inspection, review, acceptance or other due diligence activity regarding the Project, Borrower or other matters performed by or at the direction of the Authority, its legal counsel or consultants shall be solely for the purpose of satisfying the Authority’s investment criteria and may not be relied on by the Borrower or any other party in making decisions regarding the Project or for any other reason; and (b) the Authority, its legal counsel and consultants shall have no responsibility or liability for the sufficiency, accuracy completeness of the items or information so inspected, reviewed or accepted or for the environmental condition or structural soundness of the Project.

19.        Advice to Seek Legal Counsel. The Authority has advised the Borrower to obtain legal counsel in connection with the Construction Loan and Permanent Loan.

20.        Effectiveness of Commitment. This Commitment shall not become effective unless the accompanying duplicate copy hereof is returned to the Authority by January 18, 2008 with acceptance endorsed thereon by the signature of an authorized representative of the Borrower, together with a check for the Commitment Fee of $75,000, $6,600 for appraisal costs and $2,200 for environmental report costs.

Sincerely,
/s/ Cris White
Cris White
Chief Operating Officer

ACCEPTED:

Ascent Solar Technologies, Inc.

By:	/s/ Ashutosh Misra	Date:	Jan 18th, 2008
Ashutosh Misra
Senior Vice President

Enclosures

EXHIBIT A

COLORADO HOUSING AND FINANCE AUTHORITY

A.            CONSTRUCTION LOAN PRE-CLOSING DOCUMENTS.  The Borrower must provide the following Construction Loan Pre-Closing Documents to the Authority:

1.             Evidence of hazard and liability insurance coverage for the Borrower and Project in form and substance acceptable to the Authority. The hazard insurance coverage must be at least in an amount equal to the lesser of the principal amount of the Construction Loan or the full replacement cost of the improvements as of Closing and the full value of the personal property owned by the Borrower. The Authority reserves the right to require specific endorsements to the hazard policy, including, but not limited to an agreed value endorsement and non-contributory mortgagee endorsement. If the Project is located in a government designated flood plain, flood insurance coverage must also be acquired. Flood insurance must be in an amount at least equal to the lesser of the principal amount of the Loan or the maximum limit of coverage available under applicable law. The hazard insurance policy and flood insurance policy must contain standard “non-contributory mortgagee” endorsements naming the Authority as a mortgagee with respect to real property and as a loss payee with respect to personal property. The liability insurance policy must name the Authority as an additional named insured. Both the hazard policy and liability policy must provide that such insurance shall not be canceled or materially amended without 30 days prior written notice to the Authority. Generally, evidence of insurance must be a binder on ACORD Form 75. If an insurance policy has been issued, a copy of the policy together with a certificate of insurance on ACORD Form 28 naming the Authority as a mortgagee may be provided.

Prior to the commencement of any renovation work on the Project, Borrower shall also furnish the Authority evidence in accordance with the foregoing requirements that the following additional insurance is in effect in form and substance satisfactory to the Authority:

Builder’s All Risk Insurance.  Evidence of Borrower’s builder’s all risk insurance including a Completed Value Form in the amount of the renovation work and should include Permission to Occupy Upon Completion coverage and should not exclude risk of collapse or loss of items in transit or stored off-site. The builder’s all risk policy must contain standard “non-contributory mortgagee” endorsements naming the Authority as a mortgagee with respect to real property and as a loss payee with respect to personal property.

Commercial General Liability Insurance.  Evidence of the general contractor’s general liability insurance naming the Authority as an additional named insured.

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2.             Evidence that the current years insurance is paid as of the date of closing and a paid tax certificate evidencing no unpaid taxes due for the real property.

3.             Evidence of Borrower’s equity.

4.             A Commitment for a mortgagee’s policy of title insurance from a title company acceptable to the Authority to be ordered by the Authority. The title commitment shall obligate the title company to issue a standard form ALTA Mortgagee Policy in the amount of the Loan free of encumbrances or other exceptions to title other than those approved by the Authority. The commitment must provide for the issuance of an ALTA Form 9 endorsement and the deletion of printed exceptions except for the mechanic’s lien exception as it relates to the renovation work which will be covered by additional endorsements as the funds are disbursed under the Construction Loan. The exception for taxes shall be limited to taxes for the year of closing and future years and any exception for leases and tenancies shall be limited to leases set forth on a rent roll certified by the Borrower. The Authority may require additional endorsements in certain circumstances.

5.             ALTA/ASCM Land Title Survey of the real property meeting the following criteria: The survey must be dated within six months of Closing. The survey must be satisfactory to the Authority and certified to the Authority and the title company. The legal description on the survey must be identical to the legal description in the title commitment and all recorded easements or encroachments reflected in the title commitment must be reflected by book and page or reception number on the survey. (To be ordered by the Authority unless agreed otherwise.)

6.             Evidence that the real property is not located in a special flood hazard area. (To be ordered by the Authority.)

7.             Copies of the Articles of Incorporation of Borrower filed with the Delaware Secretary of State and Statement of Foreign Entity Authority of Borrower filed with the Colorado Secretary of State; a copy of the Bylaws of Borrower; a current (within 90 days) Certificate of Good Standing from the Delaware Secretary of State and Colorado Secretary of State; and a Borrower’s Resolution. The Borrower’s Resolution shall be certified as true and correct by the corporate secretary if a meeting was held or shall be executed by all of the directors if no meeting was held and shall designate the name and title of persons authorized to sign the loan documents.

8.              “As Is” Appraisal. (The Authority will order an appraisal of the Project at Borrower’s expense in accordance with the Authority’s appraisal guidelines.)

9.             A Phase I Environmental. (To be ordered by the Authority.)

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10.           Zoning letter from the appropriate governmental agency evidencing that the real property is appropriately zoned for its intended use. (To be ordered by the Authority.)

B.            CONSTRUCTION LOAN CLOSING DOCUMENTS.  The Authority will provide the following Closing Documents to the Borrower for review prior to closing of the Construction Loan and for execution, attestation, sealing and notarization, as appropriate, at closing:

1.             Settlement Statement

2.             Promissory Note

3.             Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases

4.             UCC-1 Financing Statement(s)

5.             Borrower’s Resolution

6.             Construction Loan Agreement

7.             Disbursement Agreement

C.            PERMANENT LOAN PRE-CLOSING DOCUMENTS.  The Borrower must provide the following Permanent Loan
Pre-Closing Documents to the Authority:

1.             Evidence of hazard and liability insurance coverage for the Borrower. The hazard insurance coverage must be at least in an amount equal to the lesser of the principal amount of the Loan or the full replacement cost of the improvements and the full value of the personal property owned by the Borrower and Operating Company. The Authority reserves the right to require specific endorsements to the hazard policy, including, but not limited to an agreed value endorsement and non-contributory mortgagee endorsement. If the Project is located in a government designated flood plain, flood insurance coverage must also be acquired. Flood insurance must be in an amount at least equal to the lesser of the principal amount of the Loan or the maximum limit of coverage available under applicable law. The hazard insurance policy and flood insurance policy must contain standard “non-contributory mortgagee” endorsements naming the Authority as a mortgagee with respect to real property and as a loss payee with respect to personal property. The liability insurance policy must name the Authority as an additional named insured. Both the hazard policy and liability policy must provide that such insurance shall not be canceled or materially amended without 30 days prior written notice to the Authority. Generally, evidence of insurance must be a binder on ACORD Form 75. If an insurance policy has been issued, a copy of the policy together with a certificate of insurance on ACORD Form 28 naming the Authority as a mortgagee may be provided.

2.             Evidence that the current years insurance is paid as of the date of closing and a paid tax certificate evidencing no unpaid taxes due for the real property.

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3.               Certificate of Occupancy and/or other necessary governmental approvals for the completion of renovations in the Project and occupancy of the Project.

4.               Evidence of Borrower’s equity.

5.               A Commitment for a mortgagee’s policy of title insurance from a title company acceptable to the Authority. The Authority will order the title insurance commitment if requested by the Borrower. The title commitment shall obligate the title company to issue a standard form ALTA Mortgagee Policy in the amount of the Loan free of encumbrances or other exceptions to title other than those approved by the Authority. The commitment must provide for the issuance of an ALTA Form 9 endorsement and the deletion of printed exceptions. The exception for taxes shall be limited to taxes for the year of closing and future years and any exception for leases and tenancies shall be limited to leases set forth on a rent roll certified by the Borrower. The Authority may require additional endorsements in certain circumstances.

6.               Update of the ALTA/ASCM Land Title Survey Improvement Survey provided obtained prior to closing the Construction Loan if it is determined necessary by the Authority to show any renovations made to the Project outside of the footprint of the building comprising part of the Project. (To be ordered by the Authority unless agreed otherwise.)

8.               Copies of the Articles of Incorporation of Borrower filed with the Delaware Secretary of State and Statement of Foreign Entity Authority of Borrower filed with the Colorado Secretary of State; a copy of the Bylaws of Borrower; a current (within 90 days) Certificate of Good Standing from the Delaware Secretary of State and Colorado Secretary of State; and a Borrower’s Resolution. The Borrower’s Resolution shall be certified as true and correct by the corporate secretary if a meeting was held or shall be executed by all of the directors if no meeting was held and shall designate the name and title of persons authorized to sign the loan documents.

D.            PERMANENT LOAN CLOSING DOCUMENTS. The Authority will provide the following Closing Documents to the Borrower for review prior to closing and for execution, attestation, sealing and notarization, as appropriate, at closing:

1.             Settlement Statement

2.             Promissory Note

3.              Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases

4.              UCC-1 Financing Statement(s)

5.              Borrower’s Resolution

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